SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14(A) INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Ameritrans Capital Corporations
                (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-b(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
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     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing party:
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     (4)  Date filed:
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

                 PRELIMINARY PROXY MATERIAL -- FOR SEC USE ONLY

                         AMERITRANS CAPITAL CORPORATION
                           747 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017

                    Notice of Annual Meeting of Shareholders
                         To Be Held on February 11, 2003

To the Shareholders:

      The Annual Meeting of Shareholders of Ameritrans Capital Corporation (the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on February 11, 2003, at 10:30 a.m., to consider and act upon the following matters:

1. To elect directors, seven (7) to be elected by holders of both the Company's Common Stock and its 9 3/8% participating preferred stock, face value $12.00 (the "Participating Preferred Stock") voting together as a single class, and two (2) to be elected only by the holders of the Participating Preferred Stock, to serve until the next Annual Meeting and until their successors are chosen and qualified.

      2. To ratify and approve the selection by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent public accountants for the fiscal year ended June 30, 2003.

      3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on December 18, 2002, will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

      All shareholders are cordially invited to attend the meeting.

                                              By Order of the Board of Directors


                                              MARGARET CHANCE, Secretary

January 6, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                 PRELIMINARY PROXY MATERIAL -- FOR SEC USE ONLY

                         AMERITRANS CAPITAL CORPORATION
                           747 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017

                               Proxy Statement for
                         Annual Meeting of Shareholders
                                February 11, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on February 11, 2003 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised by written or oral request to Margaret Chance, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about January 6, 2003.

      The Board of Directors has fixed December 18, 2002, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. At the close of business on December 18, 2002, there were outstanding and entitled to vote 2,035,600 shares of common stock, par value $.0001 (the "Common Stock"), of the Company and 300,000 shares of Participating Preferred Stock. Each share of Participating Preferred Stock is entitled to one vote.

      The following table sets forth information concerning ownership of the Company's Common Stock as of December 1, 2002, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

                                                                                    Participating     Percent of
                                                                    Percent of        Preferred     Participating
                                                Common Stock          Common            Stock         Preferred
                                                Beneficially           Stock        Beneficially        Stock
       Name and Address                            Owned            Outstanding         Owned        Outstanding
       ----------------                            -----            -----------         -----        -----------
       Gary C. Granoff                             343,425(1)          16.60%            4,000           1.33%
       c/o Ameritrans Capital Corporation
       747 Third Avenue, 4th Floor
       New York, New York

       Dan M. Granoff, M.D.                        155,979(2)           7.60%             **              **
       1085 Creston Road
       Berkeley, California

----------

(1)   See Footnote 1 on page 6.

(2)   See Footnote 8 on page 7.

                                                                                    Participating     Percent of
                                                                    Percent of        Preferred     Participating
                                                Common Stock          Common            Stock         Preferred
                                                Beneficially           Stock        Beneficially        Stock
       Name and Address                            Owned            Outstanding         Owned        Outstanding
       ----------------                            -----            -----------         -----        -----------
       Paul D. Granoff, M.D.                       143,179(3)           7.03%             **              **
       132 North Buckingham Drive
       Aurora, Illinois

       Steven Etra                                 136,617(4)           6.50%             **              **
       Heather Hill
       Brookville, New York

**    Less than 1%.

(3)   See Footnote 9 on page 7.

(4)   See Footnote 4 on page 6.


      Except as otherwise indicated above, the persons listed in the above table have sole voting and investment power with respect to their respective shares.

      All of the persons listed above, for as long as they continue to hold five percent (5%) or more of the Company's outstanding Common Stock, will be deemed "affiliated persons" of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      At the meeting, nine (9) directors are to be elected to hold office until the annual meeting of stockholders next ensuing after their election and until their respective successors are elected and shall have qualified. Seven (7) directors are to be elected by the holders of both the Company's Common Stock and its Participating Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company's Participating Preferred Stock.

      Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on Directors. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties. It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. All of the persons named below have agreed to serve if elected.

Officer and Director Biographies

      Nominees to be elected by holders of the Common Stock and the Participating Preferred stock:

      Gary C. Granoff, age 54, has been President and a director of Ameritrans since its formation and of Elk Associates Funding Corporation ("Elk"), a subsidiary of the Company, since its formation in July 1979 and Chairman of Elk's board of directors since December 1995. Mr. Granoff has been a practicing attorney for the past 28 years and is presently an officer and stockholder in the law firm of Granoff, Walker &

----------

(3)   See Footnote 9 on page 7.

(4)   See Footnote 4 on page 6.

Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff is also President and the sole stockholder of GCG Associates, Inc. ("GCG"), Elk's former investment adviser. He has served as President and the sole stockholder of Seacrest Associates, Inc., a hotel operator, since August 1994. Mr. Granoff has also been President and a director since June 1996 of Gemini Capital Corporation ("Gemini"), a company primarily engaged in the business of making consumer loans. Mr. Granoff has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. since September 1999. In February 1998, Mr. Granoff was elected to and is presently serving as a trustee on the Board of Trustees of The George Washington University and is presently serving on the Investment Committee and Executive Committee. Mr. Granoff also serves as a Trustee of the Parker Jewish Institute for Healthcare and Rehabilitation. Mr. Granoff holds a Bachelor of Business Administration degree in Accounting and a Juris Doctor degree (with honors) from The George Washington University.

      Ellen M. Walker, age 47, has been a Vice President and a director of Ameritrans since its formation and a Vice President of Elk since July 1983. In August 2001, Ms. Walker was elected to be the Executive Vice President of the Company. She was a director of Elk from July 1983 to August 1994, and has been a director of Elk since 1995. Ms. Walker has been a practicing attorney for more than twenty years and she is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker is a member of the Bar of the State of New York and she is admitted to the United States District Court of the Southern District of New York. Since August 1983, Ms. Walker has been Vice President of GCG. Ms. Walker has been a director, Vice President and General Counsel of Gemini since June 1996. Ms. Walker received a Bachelor of Arts degree from Queens College and obtained her Juris Doctor degree with honors from Brooklyn Law School.

      Lee A. Forlenza, age 45, has been a Vice President and a director of Ameritrans since its formation, a Vice President of Elk since March 1992, and a director of Elk since January 1995. In August 2001, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Since March 1992, Mr. Forlenza has been an investment analyst for GCG. Mr. Forlenza has also been Vice President, Secretary and a director of Gemini since June 1996. Mr. Forlenza was Vice President of True Type Printing, Inc. from 1976-1995 and has been President since May 1995. From 1983 through 1986, Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his Juris Doctor degree from Fordham University School of Law.

      Steven Etra, age 53, has been a Vice President and a director of Ameritrans since its inception, a Vice President of Elk since January 1999, and a director of Elk since November 1995. Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra's family for more than seventy-five years. Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. since March 1999. Mr. Etra has also been a director of Gemini since June 1996. Mr. Etra has extensive business experience in investing in emerging companies.

      Paul Creditor, age 66, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Creditor has been a practicing attorney since 1961, engaging in the general practice of law and specializing in corporate law. From 1974 through 1979 he served as an elected Judge in Suffolk County, New York. He also served as counsel to the New York State Constitutional Convention and various State Agencies and Commissions.

      Allen Kaplan, age 52, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Kaplan has been, since November 1986, Vice President and Chief Operating Officer of Team Systems, Inc., a company which manages and operates more than 200 New York City medallion taxis. Mr. Kaplan is currently Vice President of the Metropolitan Taxicab Board of Trade, a trade association consisting of 22 member fleets representing 1,200 New York City medallions.

      Wesley Finch, age 55, was elected to the Board of Directors in September 2002. Mr. Finch is the principal of The Finch Group, a real estate development and management company, specializing in the management, restructuring and revitalization of affordable, subsidized and assisted housing. Over the last 20 years, The Finch Group has developed, or advised government entities, on more than $1.5 billion of low-income housing. During 1992-1993, Mr. Finch served as a member of President Clinton's transition team at the U.S. Department of Housing and Urban Development. Previously, Mr. Finch served as Finance Chairman for U.S. Senator John F. Kerry's 1984 campaign, and as the Chairman of Senator Kerry's successful 1990 and 1996 campaigns. In addition, during 1987-1988, Mr. Finch was the National Coordinating Chairman of the Democratic Senatorial Campaign Committee, a legal extension of the U.S. Senate. Mr. Finch earned his bachelors degree in accounting from the Bernard M. Baruch School of the City College of New York, and is a non-practicing certified public accountant (CPA).

      Nominees to be elected by the holders of the Participating Preferred stock only:

      John R. Laird, age 60, has been a director of Ameritrans and of Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. ("Shearson"). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer. He also is and has been a member of the boards of various cultural and philanthropic organizations, including but not limited to, the Corporate Advisory Committee of the Boston Museum of Fine Arts and the Board of Overseers for the Boston Symphony Orchestra. Mr. Laird received a B.S. in finance and an M.B.A. from Syracuse University and attended the Advanced Management Program at Harvard Business School.

      Howard F. Sommer, age 62, has been a director of Ameritrans and of Elk since January 1999. Mr. Sommer has been President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, since 1995. Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971. Mr. Sommer was also a member of the Board of Directors for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994. He received a B.S. in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

      The following is information regarding additional officers of the Company:

      Silvia Maria Mullens, age 51, has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Prior to joining Elk, she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a B.A. from Fordham University and an M.B.A. from The Leonard Stern School of Business Administration of New York University.

      Margaret Chance, age 48, has been Secretary of Ameritrans since its inception and Secretary of Elk and involved in loan administration since November 1980. In August 2001, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance is the office manager of Granoff, Walker & Forlenza, P.C. and has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

Security Ownership of Principal Stockholders and Management

      The following table sets forth certain information as to those persons who, to the knowledge of the Company, owned 5% or more of the outstanding Common Stock of Ameritrans as of December 1, 2002, and as to the officers and directors of Ameritrans as a group:

                                                                                           Number of        Percentage of
                                                     Number of        Percentage of        Shares of         Outstanding
                                                     Shares of         outstanding       Participating      Participating
                                                   Common Stock           Common           Preferred       Preferred Stock
Name                                                   Owned           Stock Owned        Stock Owned           Owned
----                                                   -----           -----------        -----------           -----
*Gary C. Granoff                                     343,425(1)            16.60%           4,000                1.33%

*Ellen M. Walker                                      57,374(2)             2.79%              **                  **

*Lee A. Forlenza                                      52,418(3)             2.78%             700                  **

Steven Etra
55-25 58th Street
Maspeth, NY                                          133,617(4)             6.50%              **                  **

Paul Creditor
747 Third Avenue, Suite 4C
New York, NY                                           7,556(5)               **               **                  **

Allen Kaplan
c/o Executive Charge, Inc.
1440 39th Street
Brooklyn, NY                                          10,556(6)               **               **                  **

John P. Laird
481 Canoe Hill Road
New Canaan, CT                                         5,656(7)               **               **                  **

Howard F. Sommer
c/o New York Community Investment Co., LLC
120 Broadway
New York, NY                                           5,556                  **               **                  **

Dan M. Granoff
Children's Hospital
Oakland Research Institute
747 52nd Street
Oakland, CA                                          155,979(8)             7.60%              **                  **

Paul D. Granoff
c/o Rush-Copley Medical Center
1900 Ogden Avenue
Aurora, IL                                           143,179(9)             7.03%              **                  **

                                                                                           Number of        Percentage of
                                                     Number of        Percentage of        Shares of         Outstanding
                                                     Shares of         outstanding       Participating      Participating
                                                   Common Stock           Common           Preferred       Preferred Stock
Name                                                   Owned           Stock Owned        Stock Owned           Owned
----                                                   -----           -----------        -----------           -----
*Margaret Chance                                       1,700(10)              **               **                  **


*Silvia M. Mullens                                        --                  **               **                  **

Officers, Directors and 5%
Stockholders as a group (13
persons)***                                          617,858(11)           28.68%           4,700                1.57%

----------

* Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Steven Etra, Margaret Chance and Silvia Mullens are each "interested persons" with respect to Ameritrans and Elk, as such term is defined in the 1940 Act.

**    Less than 1%.

*** Does not include Dan M. Granoff or Paul D. Granoff, neither of whom are an Officer or Director of the Company.

(1) Excludes 29,933 shares of Common Stock owned directly and indirectly by Mr. Granoff's wife, as well as 1,000 shares of Participating Preferred Stock and 1,000 publicly distributed warrants, each warrant of which is exercisable into one share of Common Stock (the "Warrants"), directly owned by her as to which he disclaims beneficial ownership. Also excludes 500 shares of Participating Preferred Stock owned by Dapary Management Corp., a corporation controlled by Mr. Granoff, and 1,000 shares of Participating Preferred Stock owned by J&H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff. Includes 30,000 options for the purchase of 30,000 shares of Common Stock, which options are exercisable immediately and expire five years from the date of grant, and 3,300 Warrants which are exercisable within 60 days for the purchase of 3,300 shares of Common Stock, which Warrants expire April, 2007. Also includes 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees. Also includes 261 shares of Common Stock held by GCG Associates Inc., a corporation controlled by Mr. Granoff. Also includes 77,584 shares of common stock, as well as 500 shares of Participating Preferred Stock and 500 Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff. Also includes 10,000 shares of Common Stock, as well as 1,000 shares of Participating Preferred Stock and 1,000 Warrants owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff.

(2) Includes (i) 200 shares of Common Stock held by Ms. Walker as custodian for her son; (ii) 22,800 shares of Common Stock held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership (Mr. Granoff retains a reversionary interest in 21,000 of such shares), and (iii) 20,000 shares of Common Stock issuable upon the exercise of ten-year options issued under the 1999 Employee Plan. See "Stock Option Plans."

(3) Excludes 700 shares of Participating Preferred Stock. Includes 700 Warrants, and 17,500 shares of Common Stock issuable upon the exercise of ten-year options issued to under the 1999 Employee Plan. See "Stock Option Plans."

(4) Includes (i) 27,000 shares of Common Stock held by Mr. Etra's wife; (ii) 1,500 shares of Common Stock held by Mr. Etra's son; (iii) 10,000 shares of Common Stock held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (iv) 10,000 shares of Common Stock held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee and (v) 17,500 shares of Common Stock issuable upon the exercise of ten-year options issued under the 1999 Employee Plan. See "Stock Option Plans."

(5) Includes 5,556 shares of Common Stock issuable upon exercise of ten year options issued under the Director Plan. See "Stock Options Plans."

(6) Includes 5,556 shares of Common Stock issuable upon exercise of ten year options issued under the Director Plan. See "Stock Options Plans."

(7) Includes 5,556 shares of Common Stock issuable upon exercise of ten year options issued under the Director Plan. See "Stock Option Plans."

(8) Includes (i) 10,900 shares of Common Stock owned by a charitable foundation, of which Jeannette Granoff, Gary C. Granoff and Dr. Dan M. Granoff are the trustees, and (ii) 2,800 shares of Common Stock held in an IRA Rollover Account for the benefit of Dr. Granoff.

(9) Includes 40,049 shares of Common Stock held by Dr. Paul Granoff directly, 77,630 shares of Common Stock held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and 25,500 shares of Common Stock held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 shares held by Dr. Granoff's wife, of which shares he disclaims beneficial ownership.

(10) Includes 4,000 Warrants, 100,000 shares of Common Stock issuable upon the exercise of 30,000 five-year and 70,000 ten-year options issued under the 1999 Employee Plan, and 22,224 shares of Common Stock issuable upon the exercise of ten-year options issued under the Director Plan. See "Stock Option Plans."

      Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

      Except as otherwise indicated above, the persons listed in the above table have voting and investment power with respect to their respective shares.

Compliance with Section 16(a) of The 1934 Act

      Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership and changes in beneficial ownership with the Commission and to furnish the Company with copies of all reports filed.

      Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2002 complied with the filing requirements, except for a late Form 3 filed on behalf of Wesley Finch after he was elected a director to the Board to fill the vacancy created by Marvin Sabesan.

Management

Directors and Executive Officers

      The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name                               Address                                              Position
----                               -------                                              --------
Gary C. Granoff(1)(2)              c/o Ameritrans Capital Corporation                   President and Chairman
                                   747 Third Avenue                                     of Board of Directors
                                   New York, New York

Ellen M. Walker(1)(2)              c/o Ameritrans Capital Corporation                   Executive Vice President
                                   747 Third Avenue                                     and Director
                                   New York, New York

Lee A. Forlenza(1)(2)              c/o Ameritrans Capital Corporation                   Senior Vice President and
                                   747 Third Avenue                                     Director
                                   New York, New York

Steven Etra                        55-25 58th Street                                    Vice President and Director
                                   Maspeth, New York

Margaret Chance(2)                 c/o Ameritrans Capital Corporation                   Vice President and
                                   747 Third Avenue                                     Secretary
                                   New York, New York

Name                               Address                                              Position
----                               -------                                              --------
Silvia M. Mullens(2)               c/o Ameritrans Capital Corporation                   Vice President
                                   747 Third Avenue
                                   New York, New York

Paul Creditor                      747 Third Avenue, Ste. 4C                            Director
                                   New York, New York

Allen Kaplan                       c/o Team Systems                                     Director
                                   30-17 40th Avenue
                                   Long Island City, New York

John P. Laird                      481 Canoe Hill Road                                  Director
                                   New Canaan, Connecticut

Howard F. Sommer                   c/o New York Community Investment Co., LLC           Director
                                   120 Broadway
                                   New York, New York

Wesley Finch                       c/o The Finch Group                                  Director
                                   1801 Clint Moore Road, Suite 210
                                   Boca Raton, Florida 33487-2752

----------

(1) Ellen M. Walker, Gary C. Granoff, and Lee A. Forlenza are officers and shareholders in the law firm of Granoff, Walker & Forlenza, P.C.

(2) Mr. Gary C. Granoff, Ms. Ellen M. Walker, Mr. Lee A. Forlenza, Mr. Steven Etra, Ms. Margaret Chance, and Ms. Silvia Mullens are each "interested persons" with respect to Ameritrans, as such term is defined in the 1940 Act.

Committees of the Board and Meeting Attendance

      Ameritrans has a standing Audit Committee, a standing 1999 Employee Plan Committee and a Compensation Committee.

      The Audit Committee is presently comprised of Paul Creditor, John Laird and Howard Sommer. The function of the Audit Committee is to review our internal accounting control procedures, review our consolidated financial statements and review with the independent public accountants the results of their audit.

      The 1999 Employee Plan Committee administers our 1999 Employee Plan. The committee is comprised of Allen Kaplan and John Laird. See " -- Stock Option Plans -- The 1999 Employee Plan," below.

      The Compensation Committee reviews the Company's employment and compensation agreements with its employees. The committee is comprised of Allen Kaplan, John Laird, and Wesley Finch.

      The Board of Directors held three (3) formal meetings during fiscal 2002. Six of the Company's directors attended each of the meetings of the Board and three directors missed one meeting.

Executive Compensation

The following table sets forth all remuneration for services rendered to the Company to (i) each of the executive officers and (ii) all executive officers as a group during the fiscal year ended June 30, 2002. No non-employee director received compensation in excess of $60,000 during that period.

NAME AND PRINCIPAL POSITION                              CASH COMPENSATION(1)                SEP BENEFIT(2)
---------------------------                              --------------------                --------------
Gary C. Granoff, President                                    $258,250(3)                        $25,500

Ellen M. Walker, Executive Vice President                      $115,800                          $17,370

Lee A. Forlenza, Senior Vice President                         $ 51,500                          $ 7,725

Steven Etra, Vice President                                    $ 31,000                             0

Silvia Mullens, Vice President                                 $100,522                          $15,078

Margaret Chance, Vice President and Secretary                  $ 88,207                          $13,231

All executive officers as a group (6 persons)                  $645,279                          $78,904

----------

(1) Officers' salaries constitute a major portion of Elk's total "management fee compensation," which must be approved by the SBA. The SBA has approved total officer and employee compensation of $648,000 for Elk. This amount includes officers' salaries, other salaries and employee benefits.

(2)   Simplified Employee Pension Plan.

(3)   Does not include $35,000 of reimbursable expenses.

      Ameritrans and Elk have a policy of paying their directors who are not employees fees of $750 for each meeting attended. Since July 1, 1996, non-employee directors have been paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. Fees and expenses paid to non-affiliated directors were, in the aggregate, $36,875 for the year ended June 30, 2000, $19,750 for the year ended June 30, 2001, and $29,750 for the year ended June 30, 2002.

      No stock options were granted to any of the Company's named executive officers during the fiscal year ended June 30, 2002.

Compensation Matters

The objectives of Ameritrans' executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance stockholder value. The Compensation Committee of the Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and any grants under the 1999 Employee Plan. The committee consists of non-interested directors. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans' executives with the performance of Ameritrans' Common Stock.

Employment Agreements

      Gary Granoff. We expect to shortly enter into an amended and restated employment agreement with Gary Granoff for a term of five (5) years commencing July 1, 2003, which will replace the employment agreement by and between the Company and Mr. Granoff dated July 1, 2001. The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Mr. Granoff will be paid an annual salary of $296,500 commencing July 1, 2003, which increases each year the agreement is in effect. The agreement also provides that Mr. Granoff will be paid a yearly bonus, based on his and Ameritrans' performance, an amount of which is determined by the Board of Directors but which may not be less than $15,000 per year for the first five (5) years of the employment agreement. If renewed, any bonus will be given solely in the Board's discretion. The agreement also provides for compensation to Mr. Granoff if he is terminated prior to the expiration of his employment term, the amount of which varies depending upon the nature of his termination. If, for instance, Mr. Granoff is terminated without cause (as defined in the agreement) he is entitled to a lump-sum payment in an amount equal to (i) his salary, as in effect at the time of termination, through the date of termination and an amount equal to his salary multiplied by the number of years remaining under the agreement, and (ii) an amount equal to all of the consulting fees payable under the terms of Mr. Granoff's consulting agreement with Ameritrans, as discussed below. The employment agreement also provides for confidentiality and for non-competition, and non-solicitation during the term of the agreement and for one (1) year thereafter.

      In conjunction with the employment agreement we also entered into an amended and restated consulting agreement with Mr. Granoff dated December, 2002, and which replaces the consulting agreement by and between the Company and Mr. Granoff dated as of July 1, 2001. The consulting agreement does not become effective and does not commence unless and until the employment agreement is terminated due to (i) Mr. Granoff's voluntary resignation from the Company or
(ii) a notice of non-renewal of the employment agreement from either the Company or the Consultant. Upon the effectiveness of the consulting agreement Mr. Granoff shall be paid as a consultant at a rate equal to 1/2 the monthly salary in effect at the time the employment agreement is terminated plus any bonus received, if any, for that employment year and other benefits. The agreement also provides for confidentiality and non-competition for the term of the agreement, and non-solicitation during the term of the agreement and for one (1) year thereafter.

      Ellen Walker. We entered into an employment agreement with Ellen Walker for a term of five (5) years dated as of October 1, 2001. The agreement automatically renews for another five (5) year term unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Ms. Walker will be paid an annual salary, which presently is $118,976, and increases each year the agreement is in effect. The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance. The agreement provides for compensation to Ms. Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

      Silvia Mullens. The agreement with Ms. Mullens is for a term of five (5) years dated as of January 1, 2002. The agreement automatically renews for another five-year term unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Ms. Mullens will be paid an annual salary of $95,400, which increases five percent (5%) each year the agreement is in effect. The agreement also provides that Ms.

Mullens will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance. The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms. Mullens terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one year thereafter.

      Lee Forlenza. We expect to shortly enter into an amended and restated employment agreement with Lee Forlenza for a five (5) year term commencing as of July 1, 2003, which will replace the employment agreement by and between the Company and Mr. Forlenza dated October 1, 2001. The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Mr. Forlenza will be paid an annual salary of $76,250 commencing July 1, 2003, and increases each year the agreement is in effect. The agreement also provides that Mr. Forlenza will be paid a yearly bonus based on his and the Company's performance, an amount of which is determined by the Board of Directors but which may not be less than $10,000 for the first five (5) years of the employment agreement, and an initial bonus of $7,500. If the employment agreement is renewed, any bonus after the initial term will be paid solely in the discretion of the Board. The agreement provides for compensation to Mr. Forlenza if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination. If Mr. Forlenza terminates the employment agreement for good reason (as defined in the agreement), he is entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.

      Margaret Chance. The agreement with Ms. Chance is for a term of five (5) years dated as of January 1, 2002. The agreement automatically renews for another five-year term unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Ms. Chance will be paid an annual salary of $75,000, which increases four percent (4%) each year the agreement is in effect. The agreement also provides that Ms. Chance will be paid a yearly bonus, at the discretion of Ameritrans but which shall not be less than $8,500 per year, based on her and the Company's performance. The agreement provides for compensation to Ms. Chance if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms. Chance terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one year thereafter.

STOCK OPTION PLANS

      The descriptions of the 1999 Employee Plan and the Director Plan set forth below are qualified in their entirety by reference to the text of the plans.

1999 EMPLOYEE PLAN

      An employee stock option plan (the "1999 Employee Plan") was adopted by the Ameritrans Board of Directors, including a majority of the non-interested directors, and approved by a stockholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of stockholder value. An amendment to the 1999 Employee Plan was approved by the shareholders in January, 2002. The amendment increased the number of shares reserved under the plan from 125,000 to 200,000 shares of Common Stock.

      The 1999 Employee Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 200,000 shares (subject to adjustment for stock splits and similar capital changes) of Common Stock to our employees. By adopting the 1999 Employee Plan, the Board believes that we will be better able to attract, motivate and retain as employees people upon whose judgment and special skills our success in large measure depends. As of June 30, 2002, options to purchase an aggregate of 100,000 shares of Common Stock had been granted to various officers. Options for 70,000 shares are exercisable for 10 years from the date of grant at a price of $8.88 per share (the fair market value of the Common Stock on the date of grant), and options for 30,000 shares are exercisable for five (5) years from the date of grant at a price of $9.77 per share. Accordingly, 100,000 shares of Common Stock are available for future awards under the 1999 Employee Plan.

      The 1999 Employee Plan is administered by the 1999 Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are "outside directors" within the meaning of Section 152(m) of the Internal Revenue Code and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act")). The committee can make such rules and regulations and establish such procedures for the administration of the 1999 Employee Plan as it deems appropriate.

NON-EMPLOYEE DIRECTOR PLAN

      A stock option plan for non-employee directors (the "Director Plan") was adopted by the Ameritrans Board of Directors and approved by a stockholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of stockholder value. The Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September, 1998 (the "Elk Director Plan").

      Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC. An amended stock option plan for non-employee directors (the "Amended Director Plan") was approved by the Board of Directors and the shareholders, which increases the number of shares reserved for issuance under the plan and provides for automatic grants of options upon the re-election of eligible directors, but is subject to the approval of the SEC.

      The Director Plan provides for the automatic grant of options to directors who are not our employees, officers or interested persons (an "Eligible Director") who are elected and serve one year on the Board of Directors. By adopting the Director Plan, the Board believes that we will be better able to attract, motivate and retain as directors people upon whose judgment and special skills our success in large measure depends. The total number of shares for which options may be granted from time to time under the Director Plan is 75,000 shares of Common Stock, which will be increased to 125,000 shares of Common Stock upon SEC approval of the Amended Director Plan. At present, there are options to purchase up to 22,224 shares . The Director Plan is administered by a committee of directors who are not eligible to participate in the Directors Plan.

SIMPLIFIED EMPLOYEE PENSION PLAN

      In 1996, Elk adopted a simplified employee pension plan covering, at present, all eligible employees of the Company. Contributions to the plan are at the discretion of the Board of Directors. During the fiscal year ended June 30, 2002 contributions amounted to $78,904.

Gary C. Granoff's Fiscal 2002 Compensation

      The Board of Directors has set Gary C. Granoff's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Gary C. Granoff, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans' other senior executives.

STOCK PERFORMANCE GRAPH

      Although Ameritrans' Common Stock is listed on the Nasdaq SmallCap Market, trading in Ameritrans' Common Stock has been extremely limited, making it difficult to meaningfully compare the performance of Ameritrans' Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

Certain Transactions

      Elk pays legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. ("Granoff, Walker") whose stockholders are officers and directors of Elk and Ameritrans. Such services related to New York taxi and radio car loans are provided by the officers and employees of Elk. Elk paid Granoff, Walker $63,733 in fees during the fiscal year ended June 30, 2002. Elk generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by Elk for loan closing services.

      We also rent office space from Granoff, Walker and share certain office expenses with that firm. For the fiscal year ended June 30, 2002, we paid $44,965 in rent, $63,185 in shared overhead expense, and $35,740 of other reimbursable shared overhead expense.

      During the fiscal year ended June 30, 1998, Granoff, Walker exercised an option in its lease, at our request, and rented an additional 1,800 square feet of office space contiguous with our offices at a below market rent (the "Additional Space"). Until we require the Additional Space, the law firm sublets the Additional Space to outside tenants under short-term arrangements. In the event all or a portion of the Additional Space is vacant, Elk's Board of Directors has agreed to reimburse the law firm for the additional rent due. The estimated maximum amount of rent for which we would be responsible is $58,000 per year, less any sublet rental income received from the outside tenants. During the year ended 2002, Elk paid the law firm approximately $7,000 on account of this agreement. In August, 2001, the Company's Board of Directors approved the execution of a formal sublease with the law firm on financial terms and conditions consistent with the prior arrangement for the period July 1, 2001 through April 30, 2004.

                                 PROPOSAL NO. 2
          APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2003

      The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Marcum & Kliegman, LLP as independent public accountants to be employed by the Company for the fiscal year ending June 30, 2003, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the Commission or any other authorities at any time. The employment of such independent public accountants for such purpose is subject to approval by the shareholders at this meeting. No member of Marcum & Kliegman, LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

      The affirmative vote of a majority of the Common Stock present or represented at the meeting is required to ratify and approve the selection of Marcum & Kliegman, LLP as independent public accountants for the Company for fiscal 2003.

      A representative of Marcum & Kliegman, LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.

      The fees for services provided by the independent accountant are as follows:

Audit Fees

      Fees for the last fiscal year's annual audit were $57,494 and other fees for the accountant's review of the financial statements included in the Company's Form 10-Q for the last fiscal year were $23,870.

Financial Information Systems Design and Implementation Fees

      Fees for professional services by the accountants related to financial information systems design and implementation were $0.

All Other Fees

      Fees for services rendered by the independent accountants not provided for in the above paragraphs were $176,400, which included fees of $161,323 for preparation of the registration statement filed on Form N-2, $6,295 for the preparation of Form 468, and $8,783 for miscellaneous items. The audit committee has considered and is satisfied that the independent accountants' provision of these services is compatible with maintaining the accountant's independence.

      The Board of Directors of the Company recommends a vote FOR Proposal No.
2.

                                 PROPOSAL NO. 3
                                  OTHER MATTERS

      The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, Ameritrans' directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Deadline for Submission of Shareholder Proposals

      Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2003, for inclusion in the proxy statement for that meeting. Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Requests for Financial Statements

      Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2002, and for the six-months ended December 31, 2002, to shareholders who make written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans collect at (212) 355-2449.

      The Board of Directors invites shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                              By Order of the Board of Directors


                                              MARGARET CHANCE, Secretary

January 6, 2003

                        PROXY FOR HOLDERS OF COMMON STOCK

                         Ameritrans Capital Corporation



      The undersigned holder of shares of common stock, $.0001 par value ("Common Stock") of Ameritrans Capital Corporation (the "Company") hereby constitutes and appoints Gary C. Granoff, Ellen M. Walker, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on February 11, 2003 at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York at 10:30 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

PROPOSAL 1. To Elect Directors

            FOR electing all nominees listed (as recommended in the proxy statement) except as marked below _______

            Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Steven Etra, Paul Creditor, Allen Kaplan, and Wesley Finch.

            WITHHOLD AUTHORITY to vote for all nominees listed _________________

            (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided.)

            ____________________________________________________________________

PROPOSAL 2. To ratify and approve the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for the fiscal year ended June 30, 2003.

            |_| FOR              |_| AGAINST             |_|ABSTAIN

PROPOSAL 3. Such other matters as may properly come before the meeting.

            |_| FOR              |_| AGAINST             |_|ABSTAIN

                  (continued and to be signed on reverse side)

               PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

                         Ameritrans Capital Corporation

      The undersigned holder of the 9 3/8% participating preferred stock, face value $12.00 (the "Participating Preferred Stock") of Ameritrans Capital Corporation (the "Company") hereby constitutes and appoints Gary C. Granoff, Ellen M. Walker, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on February 11, 2003 at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York at 10:30 a.m., and at any and all adjournments thereof, in respect of all Participating Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

PROPOSAL 1. To Elect Directors

      (A) Nominees to be elected by the holders of the Common Stock & Participating Preferred Stock.

            FOR electing all nominees listed (as recommended in the proxy statement) except as marked below _______

            Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Steven Etra, Paul Creditor, Allen Kaplan and Wesley Finch.

            WITHHOLD AUTHORITY to vote for all nominees listed _________________

            (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided.)

      (B) Nominees to be elected by the holders of the Participating Preferred Stock only.

            FOR electing all nominees listed (as recommended in the proxy statement) except as marked below _______

            John P. Laird and Howard F. Sommer

            WITHHOLD AUTHORITY to vote for all nominees listed _________________

            (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided.)

            ____________________________________________________________________

PROPOSAL 2. To ratify and approve the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for the fiscal year ended June 30, 2003.

            |_| FOR              |_| AGAINST             |_|ABSTAIN

PROPOSAL 3. Such other matters as may properly come before the meeting.

            |_| FOR              |_| AGAINST             |_|ABSTAIN

                  (continued and to be signed on reverse side)

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Specify desired action by checkmarks in the appropriate spaces. The Proxy will be voted as specified. If no specification is made, the Proxy will be voted for the nominees named in the Proxy Statement to represent the holders of Common Stock and in favor of Proposals 2 and 3. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to other matters which properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

No. of Shares: _______________________           Dated: ________________________


_________________________________________       ________________________________
(Print Name)                                    (Signature of Shareholder)


_________________________________________       ________________________________
(Print Name)                                    (Signature of Shareholder)

The signature(s) on this Proxy should correspond exactly with the shareholder's name as stencilled hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Person(s) signing as Attorney, Executor, Administrator, Trustee or Guardian should provide full title.


                                      -2-